Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Akebia Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, $0.00001 par value per share	Other	15,000 (2)	$0.63 (3)	$9,450 (3)	$147.60 per $1,000,000	$1.40

Equity	Common Stock, $0.00001 par value per share	Other	4,000 (2)	$0.56 (3)	$2,240 (3)	$147.60 per $1,000,000	$0.34

Equity	Common Stock, $0.00001 par value per share	Other	29,000 (2)	$1.04 (3)	$30,160 (3)	$147.60 per $1,000,000	$4.46

Equity	Common Stock, $0.00001 par value per share	Other	24,000 (2)	$0.92 (3)	$22,080 (3)	$147.60 per $1,000,000	$3.26

Equity	Common Stock, $0.00001 par value per share	Other	560,000 (2)	$1.67 (3)	$935,200 (3)	$147.60 per $1,000,000	$138.04

Equity	Common Stock, $0.00001 par value per share	Other	67,000 (2)	$1.39 (3)	$93,130 (3)	$147.60 per $1,000,000	$13.75

Equity	Common Stock, $0.00001 par value per share	Other	2,000 (2)	$1.14 (3)	$2,280 (3)	$147.60 per $1,000,000	$0.34

Equity	Common Stock, $0.00001 par value per share	Other	61,000 (2)	$0.88 (3)	$53,680 (3)	$147.60 per $1,000,000	$7.93

Equity	Common Stock, $0.00001 par value per share	Other	31,000 (2)	$1.06 (3)	$32,860 (3)	$147.60 per $1,000,000	$4.86

Equity	Common Stock, $0.00001 par value per share	Other	49,000 (2)	$1.24 (3)	$60,760 (3)	$147.60 per $1,000,000	$8.97

Total Offering Amounts					$1,241,840		$183.35

Total Fee Offsets							$0

Net Fee Due							$183.35

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional securities that may from time to time be offered or issued to prevent dilution from stock splits, stock dividends or similar transactions.

(2)	Consists of shares issuable under new hire inducement stock option awards granted between January 31, 2023 and December 29, 2023 in accordance with Nasdaq Listing Rule 5635(c)(4).
(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of the exercise price of the options outstanding under the applicable inducement stock option award.